Exhibit 99.1

PANDORA REPORTS 1Q13 FINANCIAL RESULTS

•	1Q13 revenue of $80.8 million grew 58% year-over-year

•	Active users reach record 51.9 million growing 53% year-over-year

•	1Q13 total listener hours of 3.09 billion grew 92% year-over-year

•	Record 71.7% share of top 20 U.S. Internet radio services at the end of 1Q13

•	Record 5.95% share of total U.S. radio listening at the end of 1Q13 grew from 3.11% 1Q12

OAKLAND, Calif – May 23, 2012 – Pandora (NYSE: P), the leading Internet radio service, today announced financial results for the first quarter of fiscal 2013.

“Pandora is off to an excellent start, exceeding our first quarter outlook and raising our expectations for the full fiscal year,” stated Joe Kennedy, Chairman & CEO of Pandora. “This quarter Pandora averaged more than 50 million active users a month who generated more than 3.09 billion listening hours across Pandora’s multiple platforms – desktop, auto, consumer electronics, and mobile devices. Consumers continue to embrace Pandora’s unparalleled personalized radio experience at an extraordinary rate, propelling Pandora’s market leadership to an all-time record share of 5.95% of total U.S. radio listening. Advertisers want to be everywhere their consumers are. They are moving quickly to speak with their target customers across the Pandora platform, with the majority of the top 50 digital advertisers in the U.S. already having bought multiplatform advertising on Pandora. Pandora is the future of radio.”

Fiscal 1Q13 Financial Results

Total Revenue: For the first quarter of fiscal 2013, total revenue was $80.8 million, a 58% year-over-year increase. Advertising revenue was $70.6 million, a 62% year-over-year increase. Subscription and other revenue was $10.2 million, a 38% year-over-year increase.

Net Loss per Share: For the first quarter of fiscal 2013, on a GAAP basis, net loss per share was ($0.12). Non-GAAP net loss per share was ($0.09), excluding approximately $5.5 million in stock-based compensation. Both GAAP and non-GAAP calculations are based on 165.4 million weighted average basic shares outstanding and assume minimal tax expense due to our net operating loss position.

Cash: The Company ended the first quarter of fiscal 2013 with $80.6 million in cash, cash equivalents and short-term investments, compared with $90.6 million at the end of the prior quarter. Cash used in operating activities was approximately $10.6 million for the first quarter of fiscal 2013, compared to $2.8 million generated in the year-ago quarter.

Other Business Metrics

Total listener hours: Total listener hours grew 92% to approximately 3.09 billion for the first quarter of fiscal 2013, compared to approximately 1.6 billion for the first quarter of fiscal 2012.

Guidance

Based on information available as of May 23, 2013, the company is providing financial guidance for the second quarter and fiscal year 2013 as follows:

2Q13 Guidance: Revenue is expected to be in the range of $99 million to $101 million. Non-GAAP net loss per share is expected to be between ($0.03) and ($0.05). Non-GAAP net loss per share excludes stock-based compensation expense, assumes minimal tax expense given our net operating loss position, and 168 million weighted average basic shares outstanding for the second quarter fiscal 2013.

Fiscal 2013 Guidance: Revenue is expected to be in the range of $420 million to $427 million. Non-GAAP net loss per share is expected to be between ($0.07) and ($0.11). Non-GAAP net loss per share excludes stock-based compensation expense, assumes minimal tax expense given our net operating loss position, and 169 million weighted average basic shares outstanding for fiscal 2013.

1Q13 Financial Results Conference Call: Pandora will host a conference call today at 2 p.m. PT/ 5 p.m. ET to discuss the first quarter of fiscal 2013 financial results with the investment community. A live webcast of the event will be available on the Pandora Investor Relations website at http://investor.pandora.com. A live domestic dial-in is available at (877) 355-0067 or internationally at (443) 853-1239. A domestic replay will be available at (855) 859-2056 or internationally at (404) 537-3406, using passcode 35597659, and available via webcast until June 7, 2012.

About Pandora

Pandora gives people music they love anytime, anywhere, through connected devices. (OK, we’ve added comedy as well so we’re also up for playing some jokes you’ll love.) Personalized stations launch instantly with the input of a single “seed” - a favorite artist, song or genre. The Music Genome Project®, a deeply detailed hand-built musical taxonomy, powers the personalization of Pandora® internet radio by using musicological “DNA” and constant listener feedback to craft personalized stations from a growing collection of hundreds of thousands of recordings. Tens of millions of people in the U.S. turn on Pandora to hear music they love.

www.pandora.com

“Safe harbor” Statement:

This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expected

GAAP revenue and non-GAAP EPS. These forward-looking statements are based on Pandora’s current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our operation in an emerging market and our relatively new and evolving business model; our ability to increase our listener base and listener hours; our ability to attract and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; our ability to continue operating under existing laws and licensing regimes; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and automobiles; our ability to manage our growth; our ability to continue to innovate and keep pace with changes in technology and our competitors; risks related to service interruptions or security breaches; and general economic conditions worldwide. Further information on these factors and other risks that may affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our Form 10-K for the fiscal year ended January 31, 2012 and our Form 10-Q for the quarter ended April 30, 2012, particularly under the heading “Risk Factors.”

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in the company’s most recent reports on Form 10-K and Form 10-Q, each as they may be amended from time to time. The company’s results of operations for the first quarter of fiscal 2013 are not necessarily indicative of the company’s operating results for any future periods.

These documents are available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at investor.pandora.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP measures of financial performance: non-GAAP net income (loss) and non-GAAP diluted earnings (loss) per share. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings press releases.

These non-GAAP financial measures differ from GAAP in that they exclude stock-based compensation, which consists of expenses for stock options and other awards under our equity incentive plans. The non-GAAP net income (loss) and non-GAAP historical diluted earnings (loss) per share measures also exclude the applicable change in fair value of certain warrants issued by us. The change in fair value of certain warrants issued by us is included within other expense, and stock-based compensation is included in the following cost and expense line items of our GAAP presentation:

•	Cost of revenue

•	Product development

•	Marketing and sales

•	General and administrative

Although stock-based compensation is an expense for us and is viewed as a form of compensation, management excludes stock-based compensation from our non-GAAP measures for purposes of evaluating our continuing operating performance primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook. Furthermore, determining the fair value of both stock-based compensation and stock-derived warrants involves a high degree of estimation and judgment such that the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based instruments. In addition, the value of stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control. We believe these non-GAAP financial measures serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and, when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors’ overall understanding of our current financial performance.

In the financial tables below, we provide a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this earnings release.

###

Contacts:

Dominic Paschel

Corporate Finance & Investor Relations

investor@pandora.com

(510) 842-6960

Mollie Starr

Corporate Communications & Public Relations

press@pandora.com

(510) 842-6996

Pandora Media, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended April 30,
	2011	2012
Revenue:
Advertising	$43,661	$70,597
Subscription services and other	7,379	10,187

Total revenue	51,040	80,784

Costs and expenses:
Cost of revenue (1)	4,360	6,917
Product development (1)	2,731	4,119
Marketing and sales (1)	12,964	23,460
General and administrative (1)	6,943	10,612
Content acquisition	29,158	55,818

Total costs and expenses	56,156	100,926

Loss from operations	(5,116)	(20,142)

Other income (expense):
Interest income	2	32
Interest expense	(109)	(124)
Other income (expense), net	(1,509)	—

Loss before income taxes	(6,732)	(20,234)
Income tax benefit (expense)	(22)	6

Net loss	$(6,754)	$(20,228)

Accretion of redeemable convertible preferred stock	(70)	—
Increase in cumulative dividends payable upon conversion or liquidation of redeemable convertible preferred stock	(2,320)	—

Net loss attributable to common stockholders	$(9,144)	$(20,228)

Basic and diluted net loss per share attributable to common stockholders	$(0.61)	$(0.12)

Weighted-average shares used in computing basic and diluted per share amounts	14,900	165,404

(1)	Amounts include stock-based compensation expenses as follows:

	2011	2012
Cost of revenue	$64	$263
Product development	177	986
Marketing and sales	423	2,930
General and administrative	272	1,321

	$936	$5,500

Pandora Media, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	As of January 31,	As of April 30,
	2012	2012
Assets
Current assets:
Cash and cash equivalents	$44,126	$44,690
Short-term investments	46,455	35,900
Accounts receivable, net	66,738	70,531
Prepaid expenses and other current assets	2,806	3,247

Total current assets	160,125	154,368
Property and equipment, net	15,576	15,246
Other assets	2,314	2,247

Total assets	$178,015	$171,861

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	2,053	1,595
Accrued liabilities	3,838	5,642
Accrued royalties	33,822	38,136
Deferred revenue	19,232	21,741
Accrued compensation	11,962	9,517

Total current liabilities	70,907	76,631
Other long-term liabilities	2,568	3,380

Total liabilities	73,475	80,011

Stockholders’ equity:
Common stock	16	17
Additional paid-in capital	205,955	213,489
Accumulated deficit	(101,426)	(121,654)
Accumulated other comprehensive loss	(5)	(2)

Total stockholders’ equity	104,540	91,850

Total liabilities and stockholders’ equity	$178,015	$171,861

Pandora Media, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended April 30,
	2011	2012
Operating Activities
Net loss	$(6,754)	$(20,228)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	759	1,541
(Gain) loss on disposition of fixed assets	—	32
Stock-based compensation	936	5,500
Remeasurement of preferred stock warrants	1,523	—
Amortization of premium on investments	—	92
Amortization of debt issuance costs and debt discount	1	66
Changes in assets and liabilities:
Accounts receivable	1,007	(3,793)
Prepaid expenses and other assets	(1,406)	(433)
Accounts payable and accrued liabilities	(624)	1,022
Accrued royalties	3,006	4,314
Accrued compensation	2,781	(2,445)
Deferred revenue	1,546	2,509
Reimbursement of cost of leasehold improvements	—	1,243

Net cash provided by (used in) operating activities	2,775	(10,580)
Investing Activities
Purchases of property and equipment	(2,086)	(1,243)
Purchases of short-term investments	—	(17,641)
Maturities of short-term investments	—	28,100

Net cash provided by (used in) investing activities	(2,086)	9,216
Financing activities
Repayments of debt	(164)	—
Proceeds from issuance of common stock	145	1,928

Net cash provided by (used in) financing activities	(19)	1,928
Net increase in cash and cash equivalents	670	564
Cash and cash equivalents at beginning of period	43,048	44,126

Cash and cash equivalents at end of period	$43,718	$44,690

Pandora Media, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands, except per share data)

(Unaudited)

	Three months ended April 30,
	2011	2012
Net loss and net loss per share reconciliations:
GAAP net loss	$(6,754)	$(20,228)
Stock-based compensation	936	5,500
Change in the fair value of the warrant	1,523	—

Non-GAAP net loss	$(4,295)	$(14,728)

Non-GAAP net loss per common share - basic	$(0.03)	$(0.09)

Weighted-average common shares outstanding - basic*	152,443	165,404

Non-GAAP net loss per common share - diluted	$(0.03)	$(0.09)

Weighted-average common shares outstanding - diluted*	N/A	N/A

Costs and expenses reconciliation:
GAAP costs and expenses	$56,156	$100,926
Stock-based compensation	(936)	(5,500)

Non-GAAP costs and expenses	$55,220	$95,426

Loss from operations reconciliation:
GAAP loss from operations	$(5,116)	$(20,142)
Stock-based compensation in cost of revenue	64	263
Stock-based compensation in product development	177	986
Stock-based compensation in marketing and sales	423	2,930
Stock-based compensation in general and administrative	272	1,321

Non-GAAP income (loss) from operations	$(4,180)	$(14,642)

*	Weighted-average common shares for the three months ended April 30, 2011have been computed to give effect to the conversion of the convertible preferred stock and warrants into common stock as though the conversion had occurred at the beginning of the period.